UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022 ( August 2, 2022)

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 8.01.	Other Events.

On August 2, 2022, the Board of Directors (the “Board”) of Applied Therapeutics, Inc. (the “Company”) took action in accordance with its authority under the terms of the Applied Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) to reset the per-share exercise price of all stock options previously granted under the 2019 Plan to $1.05 per share (the "Option Repricing"), which is equal to the closing price of a share of the Company’s common stock on August 1, 2022.

All of the options granted under the 2019 Plan (the “2019 Plan Options”) were granted with a per-share exercise price that was equal to the fair market value of our stock at the time the options were granted. However, as a result of various factors, including decreases in the equity markets broadly, which have had a particularly severe impact on the biotechnology industry, as well as an equity financing that was accomplished to ensure sufficient cash reserves through the completion of key value inflection points and milestones, all of the 2019 Plan Options ultimately had exercise prices that exceeded the current value of the Company's stock, and therefore were "underwater".

As a result, the Board determined that the 2019 Plan Options were no longer providing an appropriate economic incentive to the holders. The Board determined that this lack of an appropriate incentive could potentially lead to the loss of critical individuals at a important stage in the Company's life cycle, especially in light of a very competitive labor market, thereby negatively impacting the Company’s ability to timely meet its near-term objectives.

After careful consideration of various alternatives and a review of all other applicable considerations with the Company’s independent compensation consultant and outside legal counsel, the Board determined that the Option Repricing was in the best interests of the Company and its stockholders and provided the most effective tool to help retain and incentivize the holders of the existing 2019 Plan Options through the completion of key value inflection milestones in connection with the ongoing clinical trials and beyond.

The Option Repricing resets the per-share exercise price of all of the 2019 Plan Options so that the exercise prices will more closely reflect the current value of the Company's stock, which will serve to further align the economic interests of the holders of the 2019 Plan Options with those of the Company’s stockholders more generally and will help ensure the ongoing retention and motivation of the holders through a critical stage in the Company's development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: August 4, 2022	By:	/s/ Shoshana Shendelman
	Name:	Shoshana Shendelman
	Title:	President and Chief Executive Officer